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                              MINTZ & PARTNERS LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation in this amended Registration Statement of IntelliPharmaCeutics Ltd. on Form SB-2 of (i) our report dated March 30, 2006, for the year ended December 31, 2005; (ii) our report dated April 15, 2005, for the year ended December 31, 2004; (iii) our report dated March 12, 2004, for the year ended December 31, 2003; and (iv) to the reference to us under the heading "Experts" in the prospectus, which is part of this amended Registration Statement.


Toronto, Canada
April 27, 2006



/S/ MINTZ & PARTNERS LLP
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Mintz & Partners LLP
Chartered Accountants